Exhibit 10.1

Cascade Microtech, Inc.

2007 Executive Compensation Plan

for the Six-Month Period Ending December 31, 2007

Participants

Eric Strid	Chief Executive Officer and President
Steven Sipowicz	Chief Financial Officer, Vice President of Finance, Treasurer and Corporate Secretary
John Pence	Vice President and General Manager, Engineering Products Division
Willis Damkroger	Vice President and General Manager, Production Products Division

Performance Criteria

Bonuses for these participants are calculated on a percentage of their base salary based on attainment of planned levels of net income, operating income and divisional revenue. Determinations as to whether the performance targets have been met are made quarterly.

This table lists the portion of the total bonus payout that is based on the different performance measures, for each executive:

	Corporate and Division Metrics 80%				Individual Metrics 20%
	Net income	Operating income	Engineering products revenue	Production products revenue	Quarterly Objectives
Chief Executive Officer	30%	30%	10%	10%	20%
Chief Financial Officer	30%	30%	10%	10%	20%
VP Engineering Products	—	60%	20%	—	20%
VP Production Products	—	60%	—	20%	20%

The payout for the operating income and net income portion will be:

•	100% payout for achievement of 100% of the planned consolidated operating income and net income (“target”)

•	Linear for operating income and net income beginning at minimum dollar level to 100% payout at 100% of target to 200% payout cap at maximum dollar level and higher

•	Zero for operating income and net income below minimum dollar level

The payout for the product line revenue portion will be:

•	100% payout for achievement of 100% of the planned respective consolidated product line revenue (“target”)

•	Linear from 0% payout for product line revenues at 50% of target to 200% payout cap at 150% of target and higher

•	Zero for product line revenues below 50% of target

The payout for objectives will be proportional to the fraction of objectives completed. The CEO is the final arbiter of such completion status. A set of objectives is formulated by a consensus of the management team for each executive at the beginning of each quarter.